Exhibit 99.4

                             AMENDMENT NO. 1 TO THE
                          REGISTRATION RIGHTS AGREEMENT

      This Amendment No. 1 to the Registration Rights Agreement (this "Amendment"), dated as of the 6th day of September, 2002, is entered into by and between TRENWICK GROUP LTD., a Bermuda company (the "Company"), on the one hand, and EUROPEAN REINSURANCE COMPANY OF ZURICH, a corporation organized under the laws of Switzerland (the "Option Writer") on the other hand.

                                    RECITALS

      WHEREAS, the Company and Option Writer have entered into an Amended and Restated Catastrophe Equity Securities Issuance Option Agreement, dated as of January 1, 2001 (the "Option Agreement"), concerning, among other things, the issuance and sale of preferred shares of the Company; and

      WHEREAS, in connection with the Option Agreement, the Company and Option Writer entered into a Registration Rights Agreement, dated as of the 1st day of January, 2001 (the "Registration Rights Agreement"), which set forth certain rights and obligations with respect to shares to be issued upon conversion of such preferred shares of the Company;

      WHEREAS, the Company and the Option Writer have agreed to enter into a Second Amended and Restated Catastrophe Equity Securities Issuance Option Agreement, dated as of the date hereof (the "Second Option Agreement") and, in connection therewith, desire to amend certain provisions of the Registration Rights Agreement;

      NOW, THEREFORE, for and in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Registration Rights Agreement as follows:

      1. In first recital of the Registration Rights Agreement, the defined term "(the "Option Agreement") is hereby deleted and replaced with "(such agreement, as subsequently amended as of January 25, 2002 and amended and restated as of September 6, 2002, the "Option Agreement")".

      2. In Section 1, the definition of "Minimum Registration Amount" is hereby deleted in its entirety and replaced with the following:


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            "Minimum Registration Amount" shall mean an amount of Conversion
      Shares having an aggregate Value of at least $15,000,000; provided, however, that if all three of the following conditions are satisfied, then Minimum Registration Amount shall mean an amount of Conversion Shares having an aggregate Value of at least 75% of the aggregate Value of all Conversion Shares outstanding: (i) there shall be no remaining obligation to purchase Preferred Shares under the Option Agreement, (ii) the aggregate Value of all Conversion Shares outstanding shall be less than $15,000,000 as a result of either (A) the issuance of an aggregate of less than 150,000 Preferred Shares pursuant to the Option Agreement or (B) the redemption of Preferred Shares by the Company so as to reduce the number of Preferred Shares outstanding at any time to less than 150,000, and
      (iii) no registrations shall previously have been requested pursuant to
      Section 3(a) hereof (other than registrations which, pursuant to Sections 3(a)(ii) or 3(a)(iv) hereof, are not counted toward the number of registrations that the Company is obligated to effect pursuant to Section 3(a) hereof).

      3. In Section 3(a) of the Registration Rights Agreement, the fourth paragraph of such section is hereby deleted in its entirety and replaced with the following:

      Notwithstanding the foregoing, the aggregate period of time during which the Company will be relieved of the requirement to file a registration statement shall in no event exceed one hundred and eighty (180) consecutive days with respect to each request, it being understood that the Company shall only have the right to delay the filing of a registration statement with respect to each request on the basis of one of the foregoing clauses ((1), (2), (3) or (4)) and shall not have the right to cumulate periods of delay with respect to such request under more than one such clause.

      4. In Section 3(a) of the Registration Rights Agreement, clause (iii) is hereby deleted in its entirety and replaced with the following:

                  (iii) Selection of Underwriters. If a requested registration pursuant to this Section 3(a) involves an underwritten offering, Requesting Holders holding a majority of the Conversion Shares requested to be registered shall have the right to select the investment banker and manager that will administer the offering; provided, however that if such Requesting Holders select an investment banker and manager other than a firm listed on Exhibit A hereto, the Company shall have the right to approve such investment banker and manager, which approval shall not be unreasonably withheld, provided further, that the Company shall have the right to appoint a co-manager in all cases subject to the approval of Requesting Holders holding a majority of the Conversion Shares requested to be registered, which approval shall not be unreasonably withheld.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

The Company:

Trenwick Group Ltd.

       /s/ John V. Del Col                     /s/ Alan L. Hunte
       ---------------------------             ----------------------------
By:    John V. Del Col                  By:    Alan L. Hunte
Title: Secretary                        Title: Executive Vice President and
                                               Chief Financial Officer


European Reinsurance Company of Zurich

       /s/ J. Scott Bradley                    /s/ David R. Whiting
       ---------------------------             ----------------------------
By:    J. Scott Bradley                 By:    David R. Whiting
Title: Member of Senior Management      Title: Member of Senior Management


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